UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2020

Date of Report (Date of earliest event reported)

NCS Multistage Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38071	46-1527455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19350 State Highway 249, Suite 600

Houston, Texas 77070

(Address of principal executive offices) (Zip code)

(281) 453-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NCSM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 1.01Entry into a Material Definitive Agreement.

On August 6, 2020, NCS Multistage Holdings, Inc. (the “Company”) entered into Amendment No. 1 to Second Amended and Restated Credit Agreement (the “Amendment”) amending its Second Amended and Restated Credit Agreement dated as of May 1, 2019 (as amended by the Amendment, the “Amended Credit Agreement”) with Pioneer Investment, Inc., as borrower (the “U.S. Borrower”), NCS Multistage Inc., as borrower (the “Canadian Borrower”, together with the U.S. Borrower, the “Borrowers”), Pioneer Intermediate, Inc. (together with the Company, the “Parent Guarantors”), certain subsidiaries of the Borrowers, the lenders party thereto, Wells Fargo Bank, National Association as administrative agent in respect of the U.S. Facility (as defined in the Amended Credit Agreement) and Wells Fargo Bank, National Association, Canadian Branch, as administrative agent in respect of the Canadian Facility (as defined in the Amended Credit Agreement) (the U.S. Facility and the Canadian Facility, collectively, the “Facilities”).

The Amendment (i) reduced the US Commitments (as defined in the Amended Credit Agreement) from $50,000,000 to $25,000,000 and (ii) reduced the Canadian Commitments (as defined in the Amended Credit Agreement) from $25,000,000 to $0. The Canadian Borrower may make borrowings under the U.S. Facility, subject to a $15,000,000 sublimit. The Amendment also limits total outstanding credit exposure of the lenders under the Facilities to a borrowing base calculated based on eligible receivables. The Eurocurrency Rate (as defined in the Amended Credit Agreement) applicable margin will be between 2.75% and 3.75% as a result of an increase, due to the Amendment, of 0.25% in the highest possible applicable margin, depending on the Company’s leverage ratio. The maturity date of the Amended Credit Agreement remains May 1, 2023.

The Amendment (i) eliminated financial covenants requiring compliance with maximum leverage, minimum interest coverage and minimum asset coverage tests, (ii) added new financial covenants requiring compliance with minimum liquidity and, in certain circumstances of reduced liquidity, minimum fixed charge coverage tests during any reduced liquidity period and (iii) added new covenants, including a weekly sweep of available cash over a specified threshold, more stringent limits on capital expenditures and enhanced financial reporting requirements.

The Amendment also narrowed or eliminated several exceptions to prohibitions on the creation of liens, the incurrence of indebtedness, the making of investments and restricted payments and other negative covenants, rendering these covenants generally more restrictive. The Amendment reduced the dollar thresholds above which certain cross-defaults and adverse employee benefit plan events constitute events of default. The Amendment added a new event of default if the indebtedness of Repeat Precision, LLC exceeds $10,000,000.

Pursuant to amended guaranty and security documents entered into concurrently with the Amendment, the obligations of the Borrowers under the Facilities are guaranteed by the Parent Guarantors, as well as each of the other existing and future direct and indirect restricted subsidiaries of the Company organized under the laws of the United States and Canada (subject to certain exceptions), and are secured by substantially all of the assets of the Parent Guarantors, the Borrowers and such other subsidiary guarantors, in each case subject to certain exceptions and permitted liens.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Amendment and the Amended Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations thereunder, and is qualified in its entirety by reference to Exhibit 10.1 hereto and Exhibit 10.1 to the Company’s Form 8-K regarding the Second Amended and Restated Credit Agreement filed on May 6, 2019.

Item 2.03Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description of the Exhibit
10.1

Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of August 6, 2020, by and among NCS Multistage Holdings, Inc., Pioneer Intermediate, Inc., Pioneer Investment, Inc., NCS Multistage Inc., Wells Fargo Bank, National Association, Wells Fargo Bank, National Association, Canadian Branch, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 6, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2020	NCS Multistage Holdings, Inc.

	By:	/s/ Ryan Hummer
Ryan Hummer
Chief Financial Officer and Treasurer